SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2001

                            Emergisoft Holding, Inc.

             (Exact name of registrant as specified in its charter)

         Nevada                       33-30743              84-1121360
(State or other jurisdiction    (Commission File Number)  (IRS Employer
    of incorporation)                                     Identification No.)

         2225 Avenue J, Arlington, Texas                      76006
         (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code:  (817) 633-6665

This Current Report on Form 8-K/A is an amendment to the Current Report on Form 8-K filed on June 4, 2001, pursuant to Item 7(a).

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Report of Independent Auditors of Emergisoft Holding, Inc., a Delaware corporation

Consolidated Balance Sheets as of December 31, 2000 and March 31, 2001

Consolidated Statements of Operations for the Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001 and 2000

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001 and 2000

Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information

Pro forma financial information will not be required as the historical financial statements of Emergisoft Holding, Inc., a Delaware corporation, will become the financial statements of the registrant and the pro forma results of the merger are immaterial. The historical financial statements included herein provide adequate disclosure regarding the capital structure of the merged company.


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

(c)  Exhibits

Exhibit
Number  Description

*2.1 Agreement and Plan of Merger by and among Pierce International Discovery, Inc., a Nevada corporation, Emergisoft Holding, Inc., a Delaware corporation, and EMS Acquisition Corp., a Delaware corporation, dated as of March 28, 2001 (filed as Exhibit 2.1 to the registrant's Current Report on Form 8-K (File No. 33-30743) filed on June 4, 2001, and incorporated herein by reference).

3.1    Articles of Incorporation of the registrant.

3.2 Articles of Amendment to the Articles of Incorporation of the registrant, dated May 4, 1999.

3.3 Articles of Amendment to the Articles of Incorporation of the registrant, dated January 17, 2000.

3.4 Certificate of Amendment to the Articles of Incorporation of the registrant, dated May 9, 2001.

3.5    By-Laws of the registrant.

4.1    Agreement Among Stockholders,  by and among Emergisoft  Holding,  Inc., a
       Delaware  corporation,   Woodcrest  Capital,   L.L.C.,  a  Texas  limited
       liability company, and Berlwood V, L.P., dated December 8, 2000.

*16.1 Letter on changes in certifying accountant (filed as Exhibit 16.1 to the registrant's Current Report on Form 8-K (File No. 33-30743) filed on June 4, 2001, and incorporated herein by reference).

21.1   List of subsidiaries of the registrant.

23     Consent of Independent Auditors

*99.1 Press release dated May 25, 2001, issued by the registrant (filed as Exhibit 99 to the registrant's Current Report on Form 8-K (File No. 33-30743) filed on June 4, 2001, and incorporated herein by reference).

99.2   Form 10-SB information regarding the registrant.

*Previously filed.

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EMERGISOFT HOLDING, INC.



                                      By:/s/ Richard Manley
                                      -------------------------------
                                      Richard Manley
                                      President, Chief Executive Officer
                                      and Chairman of Board




                                      By: /s/ Dan Witte
                                      -------------------------------
                                      Dan Witte
                                      Vice President - Operations and Finance
                                      Chief Operating Officer and
                                      Chief Financial Officer

                         Report of Independent Auditors

The Board of Directors
Emergisoft Holding, Inc.

We have  audited  the  accompanying  consolidated  balance  sheet of  Emergisoft
Holding, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emergisoft Holding, Inc. and subsidiary at December 31, 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.



                                            /s/ Ernst & Young LLP

Dallas, Texas
April 30, 2001,
except for the subsequent event described in the fifth paragraph of Note 1, as to which the date is May 25, 2001



                     Emergisoft Holding, Inc. and Subsidiary

                           Consolidated Balance Sheets

                                                       December 31, 2000  March 31, 2001
                                                       -----------------  --------------
                                                                           (Unaudited)
 Assets
      Cash and cash equivalents                           $  3,415,040    $  2,029,681
      Trade accounts receivable net of allowance
            for doubtful accounts of $11,290                   100,839          73,704
                                                          ------------    ------------
 Total current assets                                        3,515,879       2,103,385

 Equipment and fixtures, net                                    24,640          30,204
 Other assets                                                   32,127          33,893
                                                          ------------    ------------
 Total assets                                             $  3,572,646    $  2,167,482
                                                          ============    ============

 Liabilities and Stockholders' Equity
 Current liabilities:

      Accounts payable and accrued expenses               $    832,843    $    748,927
      Notes payable                                            367,088         304,521
      Deferred revenue                                         111,717         110,620
                                                          ------------    ------------
 Total current liabilities                                   1,311,648       1,164,068

 Notes payable - long-term                                      35,560          35,560
                                                          ------------    ------------
 Total liabilities                                           1,347,208       1,199,628

 Commitments and contingencies                                    --              --

Stockholders' equity:

      Common Stock, $.001 par value, 750,000,000 shares
      authorized, 48,025,138 and 48,793,842 issued
      and outstanding at December 31, 2000
      and March 31, 2001, respectively                          48,025          48,794
      Additional capital                                    16,733,970      16,934,582
      Deferred compensation                                 (1,106,344)       (764,325)
      Accumulated deficit                                  (13,450,213)    (15,251,197)
                                                          ------------    ------------
Total stockholders' equity                                   2,225,438         967,854
                                                          ------------    ------------
Total liabilities and stockholders' equity                $  3,572,646    $  2,167,482
                                                          ============    ============
See accompanying notes



                                              Emergisoft Holding, Inc. and Subsidiary
                                               Consolidated Statements of Operations


                                     Year Ended December 31       Three Months Ended March 31
                                       2000             1999         2001            2000
                                       ----             ----         ----            ----
                                                                  (Unaudited)     (Unaudited)

Revenue                           $    920,428    $  1,416,402    $    109,441    $    279,837
Cost of revenue                        184,268         565,262            --            57,411
General and administrative           6,390,406       3,379,935         973,748       1,114,754
Development                          2,500,311         405,075         953,379          47,182
Legal settlements                         --           302,686            --              --
                                  ------------    ------------    ------------    ------------
Total operating expenses             9,074,985       4,652,958       1,927,127       1,219,347
                                  ------------    ------------    ------------    ------------
Loss from operations                (8,154,557)     (3,236,556)     (1,817,686)       (939,510)
Interest expense (income), net         250,988          61,803         (16,702)         41,198
                                  ------------    ------------    ------------    ------------

Net loss                          $ (8,405,545)   $ (3,298,359)   $ (1,800,984)   $   (980,708)
                                  ============    ============    ============    ============
Basic and diluted
      net loss per share          $      (0.36)   $      (0.41)   $      (0.04)   $      (0.07)
                                  ------------    ------------    ------------    ------------
Weighted average shares used to
      compute basic and diluted
      net loss per share            23,062,610       8,136,103      48,694,561      13,864,997
                                  ============    ============    ============    ============

See accompanying notes


                                              Emergisoft Holding, Inc. and Subsidiary
                               Consolidated Statements of Changes in Stockholders' Equity (Deficit)

                                          Common Stock            Additional      Deferred       Accumulated
                                       Shares      Par Value       Capital      Compensation       Deficit          Total
                                       ------      ---------       -------      ------------       -------          -----

Balance at January 1, 1999           4,350,303   $      4,350   $  1,782,491    $ (1,042,736)   $ (1,746,309)   $ (1,002,204)
   Common stock issued in
     private placement               1,975,147          1,975        817,622            --              --           819,597
   Common stock issued to
     employee at below fair
     value                           1,609,725          1,610        635,697            --              --           637,307
   Common stock issued to
     related party at below
     fair value                      1,609,725          1,610        635,697            --              --           637,307
   Common stock issued to
     vendor for services                45,000             45         17,955            --              --            18,000
   Common stock issued upon
     exercise of employee
     options                           187,500            187         11,063            --              --            11,250
   Common stock issued
     upon exercise of
     vendor options                     75,812             76         37,420            --              --            37,496
   Common stock issued
     upon exercise of
     preemptive rights                  30,550             31          1,188            --              --             1,219
   Stock options issued
     to vendors for services              --             --           31,536            --              --            31,536
   Value of warrants granted
     with convertible note                --             --          130,000            --              --           130,000
   Deferred compensation
     related to stock options             --             --         (475,954)        475,954            --              --
   Amortization of deferred
     compensation                         --             --             --           112,929            --           112,929
   Net loss                               --             --             --              --        (3,298,359)     (3,298,359)
                                     =========   ============   ============    ============    ============    ============
Balance at December 31, 1999         9,883,762   $      9,884   $  3,624,715    $   (453,853)   $ (5,044,668)   $ (1,863,922)

   Common stock issued in
     private placements             20,437,237         20,437      6,900,095            --              --         6,920,532
   Common stock issued to
     vendors for goods and
     services                        9,292,692          9,293      4,173,218            --              --         4,182,511
   Common stock issued to
     related party pursuant to
     antidilution protection         6,880,479          6,880         (6,880)           --              --              --
   Common stock issued upon
     conversion of convertible
     notes and advances from
     stockholders                    1,314,376          1,314        340,548            --              --           341,862
   Value of warrants granted
     with convertible note                --             --           54,942            --              --            54,942
   Stock options issued
     to vendors for services              --             --           42,294            --              --            42,294
   Common stock issued
     for exercise of preemptive
     rights                            216,592            217        142,767            --              --           142,984
   Deferred compensation
     related to stock options             --             --        1,462,271      (1,462,271)           --              --
   Amortization of deferred
     compensation                         --             --             --           809,780            --           809,780
   Net loss                               --             --             --              --        (8,405,545)     (8,405,545)
                                     =========   ============   ============    ============    ============    ============
Balance at December 31, 2000        48,025,138   $     48,025   $ 16,733,970    $ (1,106,344)   $(13,450,213)   $  2,225,438
   Common stock issued
    to vendor for services             708,704            709        197,072            --              --           197,781
   Common stock issued upon
    exercise of employee
    options                             60,000             60          3,540            --              --             3,600
   Amortization of deferred
    compensation                          --             --             --           342,019            --           342,019
   Net loss                               --             --             --              --        (1,800,984)     (1,800,984)
                                     =========   ============   ============    ============    ============    ============
Balance at March 31, 2001           48,793,842   $     48,794   $ 16,934,582    $   (764,325)   $(15,251,197)   $    967,854
                                     =========   ============   ============    ============    ============    ============
See accompanying notes



                                              Emergisoft Holding, Inc. and Subsidiary
                                               Consolidated Statements of Cash Flows


                                                        Year Ended December 31      Three Months Ended March 31
                                                        ----------------------      ---------------------------
                                                         2000             1999         2001            2000
                                                        ----------------------      ---------------------------
                                                                                     (Unaudited     (Unaudited)

Operating Activities
Net loss                                              $(8,405,545)   $(3,298,359)   $(1,800,984)   $  (980,708)
Adjustments to reconcile net loss to net cash used
  in operating activities:
     Depreciation and amortization                        331,495        234,374         21,692         56,765
     Amortization of deferred compensation                809,780        112,929        342,019         88,726
     Stock-based expenses for equity issued
       to vendors for services                          4,087,266         65,457        197,781        347,219
     Stock-based expenses for common stock
       issued to employees and related parties               --        1,094,614           --             --
       at below fair value
     Legal settlements                                       --          302,686           --             --
     Changes in assets and liabilities:
       Accounts receivable                                 82,406         99,909         27,135        168,339
       Other assets                                        (9,846)       (14,100)        (1,766)       (28,942)
       Deferred revenue                                  (644,108)        69,749         (1,097)      (195,287)
       Accounts payable and accrued expenses              333,254        322,967        (83,916)       164,353
                                                      -----------    -----------    -----------    -----------
Net cash used in operating activities                  (3,415,298)    (1,009,774)    (1,299,136)      (379,535)

Investing Activity
Purchase of equipment and fixtures                        (44,201)       (36,568)       (20,564)        (9,690)
                                                      -----------    -----------    -----------    -----------
Cash used in investing activity                           (44,201)       (36,568)       (20,564)        (9,690)

Financing Activities
Proceeds from notes payable                               100,000        100,000           --          100,000
Repayment of notes payable and line of credit            (295,848)      (113,499)       (69,259)       (34,208)
Advances from stockholders                                   --          156,920           --             --
Proceeds from issuance of common stock and exercise
  of options                                            7,063,516        908,642          3,600        609,178
                                                      -----------    -----------    -----------    -----------
Net cash provided by financing activities               6,867,668      1,052,063        (65,659)       674,970
                                                      -----------    -----------    -----------    -----------

Net increase in cash and cash equivalents               3,408,169          5,721     (1,385,359)       285,745
Cash and cash equivalents, beginning of year                6,871          1,150      3,415,040          6,871
                                                      -----------    -----------    -----------    -----------
Cash and cash equivalents, end of year                $ 3,415,040    $     6,871      2,029,681        292,616
                                                      ===========    ===========    ===========    ===========

Supplemental cash flow information:
   Cash paid for interest                             $    22,730    $    56,690    $      --      $     6,296
   Non-cash activities:
     Exchange of note payable for legal settlement           --          302,686           --             --
     Exchange of common stock for advances
       from stockholders                                  156,920        125,000           --          156,920
     Deferred stock-based compensation                  1,462,271       (475,954)          --             --
     Warrants issued to convertible noteholders            54,942        130,000           --           54,942
     Exchange of common stock for
       account payable to officer                         137,539           --             --          137,539
     Stock-based expenses for equity issued
       to vendors for services                          4,087,266         65,457        197,781        347,219
     Exchange of common stock for note payable            184,942           --             --             --
See accompanying notes


                     Emergisoft Holding, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

1.     Basis of Presentation,  Organization,  Operations,  Liquidity and Reverse
       Merger

Emergisoft Holding, Inc. (Holding) was incorporated in the State of Delaware in May 1998 as Array Systems Holding, Inc. and, in March 2000, changed its name to Emergisoft Holding, Inc. Also in May 1998, Holding formed its wholly owned operating subsidiary, Emergisoft Corporation (Emergisoft, formerly Array Systems Corporation). Emergisoft has been in operation since 1992. Unless otherwise noted, Holding and Emergisoft are collectively referred to as the Company. The accompanying consolidated financial statements include the accounts of Holding and its wholly owned subsidiary. All significant intercompany transactions and accounts have been eliminated. The Company's software products have been used to replace handwritten charts in a hospital emergency room environment. The Company's new product, CareLyncED (TM), is scheduled for general release in the third quarter of 2001.

The accompanying unaudited consolidated financial statements for the three months ended March 31, 2001 and 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

The Company has sustained losses for each of the two years in the period ended December 31, 2000, and has an accumulated deficit of approximately $13.5 million at December 31, 2000. In addition, the Company is in default on certain of its notes payable. The Company has available lines of credit totaling $1,500,000 that were provided by two of the Company's stockholders. Advances, if any, can be converted to common stock at the option of the stockholders, with a conversion price of $0.25 per share.

The Company utilizes significant capital to design, develop and commercialize our products. During the remainder of 2001, the Company intends to fund the marketing of our products and related operational activities by utilizing our lines of credit and cash contributed from operations. The Company may need additional capital to further develop or enhance its current planned product offerings, introduce new products and services, and to address unanticipated competitive threats, technical problems, economic conditions or for other requirements. The Company anticipates that if additional capital is required such financing may include the issuance of convertible debt, convertible preferred stock, common stock or other equity securities in exchange for a cash investment in the Company. There can be no assurance that any such additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the Company's then existing stockholders. In the event the Company is unable to raise additional capital, the Company may be required to substantially reduce or curtail its activities.

1. Basis of Presentation, Organization, Operations, Liquidity and Reverse Merger (continued)

Reverse Merger

On May 25, 2001, EMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Pierce International Discovery, Inc., a Nevada corporation now known as Emergisoft Holding, Inc. (Pierce), merged with and into Holding. Pierce issued one share of its common stock in exchange for each one share of Emergisoft common stock outstanding immediately prior to the transaction. Pursuant to a Share Cancellation Agreement by and between Pierce, Holding and the primary stockholder of Pierce prior to the merger, 23,364,275 of the stockholder's shares of Pierce common stock were canceled effective upon consummation of the merger. Upon the execution of this Share Cancellation Agreement, Pierce had 2,638,733 shares of common stock outstanding. The former stockholders of Holding now own approximately 94.6% of Pierce's common stock and Holding, as the survivor of the merger, is a wholly owned subsidiary of Pierce. Pierce had no assets and minimal liabilities at the time of the merger and had been inactive since July 1997. The merger has been accounted for as a
recapitalization  of  the  Company  and  the  Company's   historical   financial
statements have become the financial statements of Pierce. For all periods presented, the Company's historical financial statements have been retroactively restated to reflect the 2,638,733 outstanding shares of common stock of Pierce.

2.     Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments and time deposits with original maturities of three months or less when purchased to be cash equivalents.

Equipment and Fixtures

Equipment and fixtures are recorded at cost with depreciation and amortization provided on a straight-line basis over the estimated useful lives of the assets.

Expenditures for maintenance and repairs, as well as minor renewals, are charged to operations as incurred. Upon retirement or sale of the asset, the cost of the asset and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in operations.

Revenue Recognition

Revenues since the Company's inception have been derived from the sale of software licenses, maintenance fees, and sales of computer hardware.

Revenue for software sales is recognized in accordance with the provisions of American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, Software Revenue Recognition. Under SOP 97-2, software sales are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production modification or customization of the software is required, and collection is considered probable by management. In the event that the Company has been contracted to install a combination of hardware and software, revenue for hardware and software sales is deferred until installation is complete. The costs of the hardware installed are also deferred until installation is complete. The Company provides maintenance services in the form of telephone customer and technical support and software upgrades on its software products as an accommodation to purchasers of these products and as a means of fostering customer satisfaction. Maintenance revenue is recognized over the term of the maintenance contract, generally four years.

Deferred Revenue

Deferred revenue represents amounts billed to customers under terms specified in software licensing, hardware, and maintenance contracts for which completion of contractual terms or delivery of the software has not occurred.

Product Development Costs

Product development costs are expensed as incurred and relate primarily to the development of new products and the ongoing maintenance of existing products. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the point at which the product is available for general release to customers. Since the Company's inception, the establishment of technological feasibility of the products and the general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, the Company has historically expensed all software development costs as the costs are incurred.

General and Administrative Expenses

General and administrative expenses represent all corporate and general support costs, including personnel, outside vendor services, and other overhead costs.

Advertising

Advertising expense is comprised of media, agency, and production expenses. Advertising costs are expensed as incurred and totaled approximately $61,000 and $10,000 for the years ended December 31, 2000 and 1999, respectively.

Federal Income Taxes

The Company records deferred taxes for the tax effect of differences between the financial reporting bases and the income tax bases of the Company's assets and liabilities. A valuation allowance is provided for a portion or all of the deferred tax assets when realization is not reasonably assured.

2.       Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Under APB 25, the Company recognizes no compensation expense related to employee stock options unless such options have been granted with exercise prices at less than the fair market value of the stock on the date of grant, as determined by the Board of Directors. The Company provides the supplemental disclosures required by Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation, which assumes the recognition of compensation expense based on the fair value of options on the grant date. The Company follows the provisions of FAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Connection with Selling Goods or Services, for equity instruments granted to non-employees. The Company recorded charges of $4,897,046 and $1,273,000 for the years ended December 31, 2000 and 1999, respectively, relating to equity issued to vendors for services, equity issued to employees below fair market value, and the amortization of deferred compensation for options granted to employees. For the 2000 charges, $4,502,220 is included in general and administrative expense and $394,826 is included in product development expense. All 1999 charges are included in general and administrative expense.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.

3.     Equipment and Fixtures

Equipment and fixtures consisted of the following at December 31, 2000:

                                     Depreciable Life
                                     ----------------

     Office computer equipment       5 years             $  804,489
     Furniture, fixtures, and
       other office equipment        5 - 7 years             65,077
     Vehicles                        5 years                 32,911
                                                            -------
                                                            902,477
     Less accumulated depreciation
       and amortization                                    (877,837)
                                                           --------
     Equipment and fixtures, net                         $   24,640
                                                         ==========



4.     Advances from Stockholders and Convertible Debt

During 1999, stockholders advanced $156,920 to the Company for working capital purposes. The advances were non-interest-bearing and were to be paid when cash was available or could be converted to common stock at the stockholders' option. In 2000, the advances were converted to common stock at a conversion rate of $0.40 per share.

5.     Notes Payable

The Company's notes payable consist of the following at December 31, 2000:

Term note payable for legal settlement, bearing interest at 6% annually; interest imputed at 9% per annum, payments of $4,000 due monthly through December 2003 when a balloon payment of approximately $119,000 is due in full. The note is currently in

  default and is classified as a current liability                                        $ 283,312

Term note payable to Wells Fargo, bearing interest at prime plus 3% (11.5% at December
  31, 2000) and requiring payments of $10,000 until maturity at December 31, 2000;
  collateralized by virtually all assets of the Company. The note was refinanced in May
  2000 and is due in June 2001. The note contains cross-default provisions and the lender could accelerate the maturity date at any time as a result of the default
  described above                                                                            60,946

Term note payable for legal settlement, interest imputed at 9% per annum, payments of
  $36,556 due annually on August 31 through 2002                                             81,734

Note payable to stockholders, bearing interest at 10% per annum and due December
  2002,convertible to common stock at a conversion price of $0.20 per share (see Note
  6)                                                                                         15,058


Note payable bearing interest at 9.5% and requiring monthly payments of $313 through
  2002; collateralized by equipment                                                           5,740
                                                                                          ---------
                                                                                            446,790

Less:
   Discounts on notes payable                                                               (44,142)
   Current portion                                                                         (367,088)
                                                                                          ---------
                                                                                          $  35,560
                                                                                          =========



6.     Stockholders' Equity

Common Stock

In March 2000, the Company commenced a private offering of its securities. During 2000, the Company issued 20.4 million shares of its common stock (exclusive of stock options) for net cash proceeds of approximately $6.9 million.

In 2000, the Company issued 8,948,844 shares of common stock and options to purchase 243,500 shares of common stock to certain vendors and consultants. The shares were primarily issued to a related party (see Note 10), the Company's landlord in settlement of rent and to a related party for development of its CareLyncED (TM) product offering. In connection with these issuances of common stock and options, the Company recorded charges of $4,087,266 for the year ended December 31, 2000.

In December 1999, the Company received an advance of $100,000 against a $200,000 convertible note bearing interest of 10% per annum. The note was convertible to common stock at a conversion rate of $0.40 per share; in certain circumstances, the conversion price was to be reduced to $0.20 per share. In January 2000, the Company received an additional $84,942 pursuant to the convertible note and the conversion price was reduced to $0.20 per share for the entire indebtedness. In connection with the transaction, the Company issued a ten-year warrant to acquire 462,355 shares of common stock at an exercise price of $0.40 per share. In 1999, the Company recorded a discount of approximately $130,000 against the convertible note based on the fair value of the warrant, which is being amortized over the two-year term of the note. In 2000, the Company recorded an additional discount of $54,942 to reflect the reduction of the note's conversion price in January 2000. In December 2000, the note was converted to 924,710 shares of common stock. In addition to the equity granted in the transaction, the Company granted the stockholder antidilution protection. As a result of the antidilution protection, additional equity was to be granted to the stockholder in the event of any future issuance of equity. The additional equity was to be issued at no cost to the stockholder. The Company issued 6,880,479 shares of common stock in 2000 as a result of the antidilution provisions granted to the stockholder. The Company also entered into a consulting agreement with its stockholder (see Note 10).

During 1999 the Company recorded goods and services acquired for the Company by an officer of the Company. The Company recorded fixed assets of $37,786 for equipment purchased by the officer, product development costs of $80,560 for fees paid by the officer to an independent third-party contractor, and general and administrative expenses of $21,684 for various administrative items paid for by the officer. At December 31, 1999, the Company had an accrued liability of $137,539 to the officer. In January 2000, the Company issued 343,848 shares of its common stock to the officer in settlement of its obligation.

From March through December 1999, the Company issued 1,975,147 shares of common stock for proceeds of approximately $820,000 pursuant to a private placement of its common stock.

In February 1999, the Company issued 3,250,000 shares of common stock to officers and stockholders of the Company for proceeds of approximately $182,000. The Company recorded stock-based compensation of approximately $1,094,000 based on the fair market value of the common stock issued. Fair market value was determined based on the price per share realized by the Company in its most recent private stock offering.

In 1999, the Company issued 45,000 shares of common stock to a vendor. The Company recorded stock-based compensation of $18,000 based on the fair market value of the common stock issued. Fair market value was determined based on the price per share realized by the Company in its most recent private stock offering.

The Company declared a 1-for-4 reverse stock split effective March 6, 2000. The effect of this reverse stock split has been retroactively reflected throughout the financial statements.

Stock Option Plan

During 2000 and 1999, the Company granted stock options to employees pursuant to its 1998 Incentive Stock Option Plan (the Plan). The Plan, as amended, permits the Company to grant a maximum of 10,000,000 shares of common stock to employees and directors under various stock awards, including options, at exercise prices not less than the fair market value of the stock at the date of grant as determined by the Company's Board of Directors.

Stock options may be exercised over a period not to exceed ten years and generally vest ratably for five years from the date of grant. The changes in all outstanding options are as follows:


                                                 Weighted
                                    Shares        Average
                                    Under      Exercise Price
                                    Option        Per Share
                                    ------     --------------

  Balance at January 1, 1999        185,764        0.40
    Granted                       1,986,337        0.11
    Exercised                      (295,726)       0.18
    Canceled                        (52,500)       0.12
                                  ---------
  Balance at December 31, 1999    1,823,875        0.10
    Granted                       5,617,375        0.37
    Exercised                      (105,000)       0.21
    Canceled                       (293,125)       0.17
                                  ---------
  Balance at December 31, 2000    7,043,125        0.31
                                  =========



Options to purchase 2,561,617 shares were exercisable as of December 31, 2000, with a weighted average exercise price of $0.19. There were 197,417 options exercisable at December 31, 1999.

The following table summarizes the number of options, the exercise prices, and the weighted average remaining life of all options outstanding at December 31, 2000:

                       Number of Options Weighted Average

       Exercise Price              Outstanding                Remaining Life

           $0.01                    1,000,000                    9.7 years
            0.6                     1,378,500                    8.0 years
            0.10                    1,550,000                    9.9 years
            0.40                      188,875                    8.5 years
            0.64                    2,863,250                    9.5 years
            0.80                       62,500                    9.1 years
                                    ---------
                                    7,043,125
                                    =========

Certain employees and consultants of the Company have been granted options under the Plan to purchase shares of the Company's common stock at less than fair value. Options to acquire 2,636,000 and 1,680,486 shares were issued in the years ended December 31, 2000 and 1999, respectively, with exercise prices less than the fair market value at the date of grant. In February 1999, the exercise price for all previously issued options was reduced from $0.40 to $0.06. Options to acquire 187,500 shares of stock were exercised immediately. Options to acquire 38,764 shares of common stock remain outstanding and are subject to variable accounting as a result of the repricing activity. The Company recorded deferred stock compensation related to options issued to employees of $1,462,271 and $(475,954) for the years ended December 31, 2000 and 1999, respectively, for the difference between the exercise price and the fair market value of the Company's common stock underlying certain options granted. The deferred stock compensation recorded in the years ended December 31, 2000 and 1999 includes the effects of adjusting the repriced options to fair market value as of the earlier of the date of exercise or the respective year-end. Deferred stock compensation is being amortized over the vesting period for the individual options, which range from immediate to five years. The amortization of deferred compensation for options issued to employees totaled $809,780 and $112,929 for the years ended December 31, 2000 and 1999, respectively. The Company also recorded charges of $42,294 and $31,536 for the years ended December 31, 2000 and 1999, respectively, relating to options issued to non-employees for goods and services. The options issued to non-employees were fully vested at the date of grant.

Pro forma information regarding net loss and net loss per share is required by Statement of Financial Accounting Standards (SFAS) No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following weighted average assumptions for the years ended December 31, 2000 and 1999: risk-free interest rates of 6%, dividend yields of 0%, and a weighted average expected life of the options of approximately five years. The weighted average fair value of the options granted in the years ended December 31, 2000 and 1999 was not significant.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. Because the options do not have a significant value using the minimum value method, there is no material difference between the Company's net loss as reported and the pro forma net loss considering the effect of SFAS 123.

7.       Net Loss Per Common Share - Basic and Diluted

         Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.


                                                 Year Ended                    Three Months Ended
                                                 December 31,                      March 31,
                                                 ------------                      ---------
                                            2000            1999            2001             2000
                                            ----            ----            ----             ----

Net loss                               $ (8,405,545)   $ (3,298,359)   $ (1,800,984)   $   (980,708)
Basic and diluted:
Weighted average common shares
  outstanding                            23,062,610       8,136,103      48,694,561      13,864,997
Basic and diluted net loss per share   $      (0.36)   $      (0.41)   $      (0.04)   $       0.07
                                         ==========       =========      ==========      ==========



The Company has excluded the impact of all warrants for common stock and outstanding stock options from the calculation of diluted loss per common share because all such securities are antidilutive for all periods presented.

8.     Commitments and Contingencies

Leases

The Company rents and leases its facilities and certain automobiles. Certain leases include options for renewal or purchase and contain clauses for payment of real estate taxes and insurance. In most cases, management believes that, in the normal course of business, leases will be renewed or replaced by other leases. Rental expense was approximately $196,000 and $213,000 for the years ended December 31, 2000 and 1999, respectively.

The following are the minimum lease payments under non-cancelable operating leases as of December 31, 2000:

        2001                $     166,403
        2002                      163,985
        2003                      163,985
                            -------------

                            $     494,373
                            =============


Legal Proceedings

In December 1999, a stockholder and former officer of the Company filed suit in federal court alleging that the Company was infringing on a copyright for the ICUS database and tool set (ICUS) that was allegedly owned personally by the stockholder. The Company's current service offering uses ICUS at all current customer sites. The Company believes it has an existing license to use and sublicense ICUS.

In January 2000, the court issued a preliminary injunction allowing the Company to keep one copy of the ICUS source code for purposes of providing support to its current customers, but prohibiting the Company from selling and/or marketing the Company's current ICUS-based product.

On January 8, 2001, the federal court granted the Company's motion for summary judgment, dismissing all of the former officer's claims and dissolving the preliminary injunction. The court is now reviewing the plaintiff's motion to set aside that summary judgment and the Company's motion for attorneys' fees.

The former officer has also made the Company a party in his divorce action, which is pending in a Tarrant County, Texas District Court. Many of the claims asserted in this action are the same or essentially the same as the claims which were dismissed by the federal court. The Company will seek dismissal of those claims at the appropriate time and contest the remainder of the plaintiff's claims vigorously.

In February 1999, a settlement agreement was entered into with a customer involving a claim for refund of license fees paid to Emergisoft whereby Emergisoft is required to pay the customer a total of $342,000 plus interest of 6% on a portion of the outstanding balance and is required to assist the customer in re-selling the hardware component sold by Emergisoft to the customer. The lesser of the proceeds, or $60,000, was to be applied directly to the outstanding settlement balance due to the customer by May 31, 1999. The balance of the settlement was to be repaid at a rate of $4,000 monthly, to be applied to interest first, at a rate of 6%, then to the outstanding principal balance. A balloon payment for the remaining outstanding balance is due December 1, 2003.

The Company failed to remit the required $60,000 payment by its due date and has not made the payment to date. In addition, certain of the monthly payments have not been made as required by the agreement. The agreement provides in the event of default for the reinstatement of the customer's claims or an acceleration of the amounts due under the agreement, at the option of the customer. To date, the former customer has not exercised its rights under the settlement agreement (see
Note 6).

In August 1998, the Company entered into a settlement agreement with a separate customer involving a claim for refund of license fees received. The settlement provided for an initial payment of $20,000 and payments of $36,556 annually, beginning on August 31, 1999, until the obligation is paid in full on or before August 31, 2002. The Company made its initial payment and the payment due in August 1999 (see Note 5).

Employment Contracts

In 2000, the Company entered into employment agreements with certain key executives. Under each of these agreements, in the event employment is terminated (other than voluntarily by the employee or by the Company for cause) the Company is committed to pay certain benefits, including specified monthly severance of not more than $48,300 per month in the aggregate. The employment agreements expire at various times between September 2002 and December 2003.

These agreements also provide for minimum salary levels throughout the term of the contracts. At December 31, 2000, the aggregate commitment for future salaries, excluding bonuses, through December 2003 is approximately $1.1 million.

The Company has also entered into an agreement with an executive to pay commissions on new license fees. These commissions are not to exceed $500,000 in each of 2001, 2002, and 2003 and $300,000 in each of 2004 and 2005.

9.       Income Taxes

The differences between the actual income tax benefit and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

                                                Year Ended December 31
                                                2000            1999
                                                ----            ----

Benefit computed at federal statutory rate   $(2,857,885)   $(1,121,000)

Permanent differences                              5,248         10,000
Increase in valuation reserve                  2,852,637      1,111,000
                                             -----------    -----------

Total                                        $        --    $        --
                                             ===========    ===========


The Company's deferred tax assets and liabilities as of December 31, 2000, are as follows:

Deferred tax assets:
   Accrual to cash conversion                                 $  1,026,266
   NOL carryforward                                              3,529,371
                                                              ------------
otal deferred tax assets                                         4,555,637
Valuation allowance for deferred tax assets                     (4,555,637)
                                                             -------------
Deferred income tax assets, net of deferred tax liabilities  $          --
                                                             =============

At December 31, 2000, the Company has approximately $10.4 million of federal net operating loss carryforwards that begin to expire in 2018.

At December 31, 2000, the Company has recorded a valuation allowance against its net deferred tax assets because management believes that, after considering all the available objective evidence, the realization of the assets is not reasonably assured. To the extent that net operating loss carryforwards, when realized, relate to stock option deductions, the resulting benefits will be credited to stockholders' equity. In addition, in connection with the equity transactions that have taken place since January 1, 1998, the Company has experienced a change in control pursuant to Internal Revenue Code Section 382. As such, the net operating loss carryforward will be limited as to its possible use in future periods.

10.      Related Party Transactions

In February 2000, a consulting agreement was entered into with a stockholder to provide, among other things, assistance with the development and implementation of a business plan and strategy, determination of management organizational structure and staffing needs, identification of and recruitment of qualified personnel for the Company's management, engagement and supervision of professional advisors, and assessment of working capital needs and assistance in arranging to finance those needs. The stockholder received 6,875,000 shares of common stock as consideration for the consulting agreement. The Company recorded a charge of $2.8 million in the year ended December 31, 2000 for the fair value of the equity issued, which was to be amortized over the two-year term of the consulting agreement. The consulting agreement was terminated in December 2000 and, as a result, the Company recorded the full charge in the year ended December 31, 2000.